Exhibit 99.1

Virage Logic Reports Fourth-Quarter Fiscal 2003 Results; Posts Record Royalty Revenues

   FREMONT, Calif.--(BUSINESS WIRE)--Oct. 30, 2003--Virage Logic
Corporation (Nasdaq:VIRL)

   Quarterly News Release Highlights:

   --  Q4 revenues of $9.9 million, compared with $9.6 million for Q3 and $13.1 million for Q4 of fiscal 2002

   -- Q4 GAAP net loss of $687,000, or $0.03 per share, compared with a net loss of $1.2 million, or $0.06 per share, the prior quarter, and net income of $5.4 million (including other income of $5.5 million), or $0.25 per diluted share, a year ago

   -- Q4 pro forma* net loss of $621,000, or $0.03 per share, compared with a pro forma net loss of $1.0 million, or $0.05 per share, the prior quarter, and pro forma net income of $1.5 million, or $0.07 per diluted share, a year ago.

   Virage Logic Corporation (Nasdaq:VIRL), a leading provider of best-in-class semiconductor IP platforms, today reported its financial results for the fourth quarter and fiscal year ended September 30, 2003.
   Revenues for the fourth quarter were $9.9 million, compared with $9.6 million for the third quarter and $13.1 million for the fourth quarter of fiscal 2002. Total license revenue for the fourth quarter was $8.6 million, compared with $8.5 million for the prior quarter and $12.6 million for the same quarter a year ago. Royalties for the fourth quarter reached a record level at $1.3 million, compared with royalties of $1.1 million for the previous quarter and $475,000 for the fourth quarter of fiscal 2002.
   As reported under generally accepted accounting principles (GAAP) in the U.S., net loss for the fourth quarter of fiscal 2003 was $687,000, or $0.03 per share, including non-cash amortization expenses of $51,000 for deferred stock compensation and $97,000 for purchased technology. By comparison, net loss for the third quarter was $1.2 million, or $0.06 per share, including non-cash amortization expenses of $137,000 for deferred stock compensation and $97,000 for purchased technology. Net income under GAAP for the fourth quarter of fiscal 2002 was $5.4 million, or $0.25 per diluted share. This included non-cash amortization expenses of $1.5 million for deferred stock compensation and $97,000 for purchased technology related to the company's acquisition of In-Chip Systems, Inc. It also included other income of $5.5 million consisting of net interest income of $312,000 and $5.2 million related to recovery of an investment impairment charge for the third quarter of fiscal 2002.
   Pro forma net loss for the fourth quarter of fiscal 2003 was $621,000, or $0.03 per share. This compared with a pro forma net loss of $1.0 million, or $0.05 per share for the third quarter, and with pro forma net income of $1.5 million, or $0.07 per diluted share, for the fourth quarter of fiscal 2002. Pro forma net loss for the fourth quarter of fiscal 2003 included a pro forma operating loss of $1.1 million, as well as net interest income of $206,000 and a tax benefit of $319,000.
   Fiscal year 2003 revenues were $40.7 million, compared with $45.6 million for the prior fiscal year. The GAAP net loss for fiscal year 2003 was $3.9 million, or $0.19 per share, including non-cash amortization expenses of $1.2 million for deferred stock compensation and $388,000 for purchased technology. For fiscal 2002, the company posted GAAP net income of $225,000, or $0.01 per diluted share, including non-cash amortization expenses of $4.3 million for deferred stock compensation and warrants, a one-time non-cash charge of $1.1 million for in-process research and development, and $129,000 of purchased technology related to the company's acquisition of In-Chip Systems, Inc. Fiscal year 2002 GAAP net income also included an impairment charge in the third quarter net of recovery in the fourth quarter of $124,000 related to the company's investment in a private company, and net interest income of $1.1 million.
   "We are encouraged by our fourth-quarter results and by the strategic relationships we are building with emerging foundries for our 0.18- and 0.13-micron process technologies," said Adam Kablanian, president and chief executive officer. "In addition, we are seeing companies initiate 90-nanometer design starts, where we believe we have a leading product portfolio, including the Self-Test and Repair
(STAR) Memory System(TM), which helps customers improve yields and device reliability though its self-test and repair features. Based on these trends and our current discussions with customers, we believe that we should see sequential top-line improvement for the first quarter as they source our best-in-class semiconductor IP to pursue new designs cost-effectively."

   Additional Recent Business Highlights

   During the fourth quarter, Virage Logic:

   --  Joined Chartered Semiconductor Manufacturing's NanoAccess
        Alliance for the pre-qualification of Virage Logic's 90-nanometer solutions to ensure lower production risk as customers move to leading-edge integrated circuit and system-on-chip (SoC) designs

   -- As announced earlier today, completed a follow-on royalty-bearing licensing agreement with Semiconductor Manufacturing International Corporation (SMIC), which named Virage Logic as its preferred provider for the 0.13-micron process, following a prior agreement that provided SMIC with Virage Logic's Technology-Optimized semiconductor IP platform on the 0.18-micron process

   -- Partnered with NEC Electronics to successfully execute the first customer tape out of a high-volume consumer application integrating Virage Logic's silicon-qualified NOVeA technology, which enables designers to reduce overall system costs and size, enhance security and meet time-to-market requirements

   -- Appointed to its board of directors Dan McCranie, a 30-year veteran of the semiconductor and communications industries, as chairman; and Robert Smith, an experienced financial executive, as director

   --  Signed six new direct royalty-bearing agreements for the STAR
        Memory System, bringing the total number of agreements to over 55 and signed two new NOVeA agreements

   --  Shipped products under licensing agreements to 38 customers --
        29 existing and 9 new.

   Business Outlook

   Virage Logic also reported today its outlook for the first quarter of fiscal 2004. The company currently expects total revenues in the range of $10.6 to $11.0 million, a sequential increase over the fourth quarter of fiscal 2003 of 7 percent to 11 percent. Total expected revenues are anticipated to include royalties for the quarter of approximately $1.4 million. In addition, the company expects total pro forma operating expenses to increase sequentially by approximately $300,000 to $500,000. Net interest income and the company's effective tax rate are expected to remain fairly consistent with the fourth quarter. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.

   Use of Non-GAAP Financial Measure

   This press release includes financial measures for operating and net income and loss that excludes certain non-cash charges and that have not been calculated in accordance with generally accepted accounting principles (GAAP). These measures differ from GAAP in that they exclude non-cash items related to deferred stock-based compensation for stock options and warrants in connection with the company's initial public offering and acquisition activity, impairment of investment and related recovery, the amortization of purchased technology and a one-time non-cash charge for in-process research and development. In addition, the non-GAAP operating loss excludes net interest income and a tax benefit. The non-GAAP net loss measure also assumes a 34% effective tax rate for the fourth fiscal quarter and full fiscal year ended September 30, 2003, and a 36% effective tax rate for the fourth fiscal quarter and full fiscal year ended September 30, 2002, which may differ from the company's GAAP effective tax rate. Virage Logic has previously provided these measurements as a supplement to GAAP information because the company believes it provides a consistent basis for comparison between quarters that is not influenced by certain non-cash and non-recurring expenses or by changes in the company's effective tax rate and, therefore, is helpful to understanding the company's underlying operational results. These measures should not be considered an alternative to GAAP and may not be comparable to information provided by other companies. The reconciliation of GAAP to non-GAAP measurements for net income and loss for the recently completed quarter is set forth below in the tabular information below.

   Webcast and Taped Replay

   An archived webcast of management's conference call regarding fourth-quarter results will be available to all investors from October 30, 2003 until October 30, 2004 on the Virage Logic website at http://www.viragelogic.com/ir/. In addition, a telephonic replay will be available through November 6, 2003 at (719) 457-0820, access code 350351.

   About Virage Logic

   Virage Logic Corporation (Nasdaq:VIRL) is a leading provider of best-in-class semiconductor IP platforms based on memory, logic, I/Os, and IP development tools that are silicon-proven and production-ready. Virage Logic meets market demands for cost reduction, while improving performance and reliability for fabless and integrated device manufacturer (IDM) companies focused on the consumer, communications and networking, handheld and portable, and computer and graphics markets. Virage Logic is headquartered in Fremont, California and has sales and support offices worldwide. For more information, visit www.viragelogic.com or call (877) 360-6690 toll-free or (510) 360-8000.

   *Pro forma results represent the company's operating results, excluding non-cash items related to deferred stock compensation for stock options and warrants in connection with the company's initial public offering and acquisition activity, one-time impairment of investment and related recovery, the amortization of purchased technology, and a one-time charge for in-process research and development, and includes net interest income and a tax benefit calculated using a tax rate which may differ from the rate used under Generally Accepted Accounting Principles (GAAP).

   Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

   Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to trends, business outlook, products, and customer relationships. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to forecast its business, including its revenue outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; the company's ability to complete a search for a new chief financial officer in a timely manner; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2002, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

   All trademarks are the property of their respective owners and are protected herein.



                       Virage Logic Corporation
                 Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                           Three Months Ended          Year Ended
                           Sept. 30,  Sept. 30,   Sept. 30,  Sept. 30,
                              2003       2002        2003       2002
Revenues:
   License                  $ 8,574    $12,611     $37,137    $43,942
   Royalties                  1,329        475       3,520      1,671
                           ---------  ---------   ---------  ---------
Revenues                      9,903     13,086      40,657     45,613
Cost and expenses:
 Cost of revenues             2,142      2,497       9,256      9,059
 Research and development     4,350      3,692      18,678     13,135
 Sales and marketing          3,424      3,145      12,781     11,485
 General and administrative   1,230      1,855       4,859      5,191
 Stock-based compensation        51      1,489       1,204      4,248
 In-process R&D                   -          -           -      1,100
                           ---------  ---------   ---------  ---------
    Total cost and expenses  11,197     12,678      46,778     44,218
                           ---------  ---------   ---------  ---------
Operating income (loss)      (1,294)       408      (6,121)     1,395
Interest income and other,
 net                            206      5,472         739      1,136
                           ---------  ---------   ---------  ---------
Income (loss) before taxes   (1,088)     5,880      (5,382)     2,531
Income tax provision
 (benefit)                     (401)       495      (1,532)     2,306
                           ---------  ---------   ---------  ---------
Net income (loss)           $  (687)   $ 5,385     $(3,850)   $   225
                           =========  =========   =========  =========
Earnings per share:
     Basic                  $ (0.03)   $  0.26     $ (0.19)   $  0.01
     Diluted                $ (0.03)   $  0.25     $ (0.19)   $  0.01

Shares used in computing
 per share amounts:
     Basic                   21,026     20,597      20,750     19,902
     Diluted                 21,026     21,225      20,750     21,157



                       Virage Logic Corporation
      Reconciliation of Pro Forma Net Income to Reported Results
               (In thousands, except per-share amounts)

                           Three Months Ended          Year Ended
                           Sept. 30,  Sept. 30,   Sept. 30,  Sept. 30,
                              2003       2002        2003       2002
                           ---------  ---------   ---------  ---------
Pro forma net income
 (loss)                     $  (621)   $ 1,476     $(2,500)   $ 5,243

Revaluation of warrants           -          -           -         60

Amortization of purchased
 technology                      97         97         388        129

Stock-based compensation         51      1,489       1,204      4,248

In-process R&D                    -          -           -      1,100

Impairment (recovery) of
 investment                       -     (5,160)          -        124

Income tax provision
 (benefit)                      (82)      (335)       (242)      (643)
                           ---------  ---------   ---------  ---------
    Total reconciling
     items                       66     (3,909)      1,350      5,018

Reported net income
(loss)                     $  (687)    $ 5,385     $(3,850)   $   225
                           =========  =========   =========  =========



                       Virage Logic Corporation
            Pro Forma Consolidated Statements of Operations
               (In thousands, except per-share amounts)

                           Three Months Ended          Year Ended
                           Sept. 30,  Sept. 30,   Sept. 30,  Sept. 30,
                              2003       2002        2003       2002
                           ---------  ---------   ---------  ---------
Revenues:
   License                  $ 8,574    $12,611     $37,137    $43,942
   Royalties                  1,329        475       3,520      1,671
                           ---------  ---------   ---------  ---------
Revenues                      9,903     13,086      40,657     45,613
Cost and expenses:
 Cost of revenues             2,142      2,497       9,256      9,059
 Research and development     4,350      3,692      18,678     13,135
 Sales and marketing          3,424      3,145      12,781     11,485
 General and administrative   1,133      1,758       4,471      5,002
                           ---------  ---------   ---------  ---------
       Total cost and
        expenses             11,049     11,092      45,186     38,681
                           ---------  ---------   ---------  ---------
Operating income (loss)      (1,146)     1,994      (4,529)     6,932
Interest income and other,
 net                            206        312         739      1,260
                           ---------  ---------   ---------  ---------
Income (loss) before taxes     (940)     2,306      (3,790)     8,192
Income tax provision
 (benefit)                     (319)       830      (1,290)     2,949
                           ---------  ---------   ---------  ---------
Pro forma net income
 (loss)                     $  (621)   $ 1,476     $(2,500)   $ 5,243
                           =========  =========   =========  =========
Pro forma earnings
 per share:
     Basic                 $ (0.03)    $  0.07     $ (0.12)   $  0.26
     Diluted               $ (0.03)    $  0.07     $ (0.12)   $  0.25

Shares used in computing
 per share amounts:
     Basic                  21,026      20,597      20,750     19,902
     Diluted                21,026      21,225      20,750     21,157


Pro forma statements of operations are intended to present the company's operating results, excluding non-cash items resulting from deferred stock compensation for stock options and warrants issued, one-time impairment of investment and related recovery, the amortization of purchased technology, and a one-time charge for in-process research and development, and includes net interest income and a tax benefit calculated using a tax rate which may differ from the rate used under GAAP.

The tax provision (benefit) in the pro forma statement for the fourth fiscal quarter and full fiscal year 2003 periods is computed using a tax rate of 34%, as compared with 36% for the fourth fiscal quarter and full fiscal year 2002 periods.

A reconciliation from pro forma net income to the reported results is presented on the prior page.

The format presented above is not in accordance with GAAP.




                       Virage Logic Corporation
                      Consolidated Balance Sheets
                            (In thousands)

                                                   Sept. 30, Sept. 30,
                                                      2003      2002
ASSETS
 Current assets:
   Cash and cash equivalents                       $ 38,930  $ 35,422
   Investments                                       16,085     5,008
   Accounts receivable, net                          10,499    15,688
   Costs in excess of related billings on
    uncompleted contracts                               619       820
   Prepaid expenses and other                         3,820     2,512
                                                   --------- ---------
       Total current assets                          69,953    59,450
   Property, equipment and leasehold
    improvements, net                                 6,250     5,708
   Intangible assets, net of amortization            12,930    13,315
   Deferred tax assets                                2,942     2,442
   Long term investments                              4,095    19,029
   Other long term assets                               392       410
                                                   --------- ---------
         Total assets                              $ 96,562  $100,354


LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                                $    807  $    438
   Accrued payroll and related expenses               2,545     2,952
   Accrued expenses                                   1,226     1,288
   Capital lease obligation                               -        96
   Deferred revenue                                   2,613     2,936
   Income taxes payable                                 309     2,049
                                                   --------- ---------
       Total current liabilities                      7,500     9,759
 Deferred tax liability                               1,189     1,343
 Deferred acquisition costs                             500     1,000
                                                   --------- ---------
       Total liabilities                              9,189    12,102
 Stockholders' equity:
   Common stock                                          21        20
   Additional paid-in capital                       110,330   110,530
   Unrealized gains and losses                            2        28
   Deferred stock-based compensation                   (130)   (3,326)
   Accumulated deficit                              (22,850)  (19,000)
                                                   --------- ---------
       Total stockholders' equity                    87,373    88,252
                                                   --------- ---------
         Total liabilities and stockholders'
           equity                                  $ 96,562  $100,354
                                                   ========= =========

    CONTACT: Virage Logic
             Jim Pekarsky, 510-360-8025 (CFO)
             jrp@viragelogic.com